EXHIBIT 99.1

CB Financial Services, Inc.
Announces Third Quarter and Year-to-Date 2024 Financial Results and
Declares Quarterly Cash Dividend

WASHINGTON, PA., October 25, 2024 -- CB Financial Services, Inc. (“CB” or the “Company”) (NASDAQGM: CBFV), the holding company of Community Bank (the “Bank”), today announced its third quarter and year-to-date 2024 financial results.

	Three Months Ended					Nine Months Ended
	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
(Dollars in thousands, except per share data) (Unaudited)

Net Income (GAAP)	$3,219	$2,650	$4,196	$12,966	$2,672	$10,065	$9,586
Net Income Adjustments	(293)	24	(1,000)	(9,905)	29	(1,269)	(20)
Adjusted Net Income (Non-GAAP) (1)	$2,926	$2,674	$3,196	$3,061	$2,701	$8,796	$9,566

Earnings per Common Share - Diluted (GAAP)	$0.60	$0.51	$0.82	$2.52	$0.52	$1.89	$1.87
Adjusted Earnings per Common Share - Diluted (Non-GAAP) (1)	$0.55	$0.52	$0.62	$0.60	$0.53	$1.65	$1.87
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures and reconciliation of adjusted net income and adjusted earnings per common share - diluted as presented later in this Press Release.
2024 Third Quarter Financial Highlights
(Comparisons to three months ended September 30, 2023 unless otherwise noted)
•Net income was $3.2 million, compared to $2.7 million. Results were impacted by the December 2023 sale of the Bank’s subsidiary insurance agency, Exchange Underwriters (“EU”), which drove decreases in noninterest income and noninterest expense.
•Earnings per diluted common share (EPS) increased to $0.60 from $0.52.
•Return on average assets (annualized) was 0.84%, compared to 0.75%.
•Return on average equity (annualized) was 8.80%, compared to 9.03%.
•Net interest and dividend income was $11.5 million, compared to $10.7 million.
•Noninterest income decreased to $1.2 million, compared to $2.4 million. The significant decrease in noninterest income was driven by a $1.4 million decrease in insurance commissions due to the sale of EU.
•Noninterest expense decreased to $8.8 million, compared to $9.5 million, due to decreases in compensation and benefits and intangible amortization expenses also driven by the sale of EU, partially offset by increases in contracted services, data processing, occupancy and Pennsylvania shares tax expenses.

(Amounts at September 30, 2024; comparisons to December 31, 2023, unless otherwise noted)
•Total assets increased $105.7 million, or 7.3%, to $1.6 billion from $1.5 billion.
•Total loans decreased $44.6 million, or 4.0%, to $1.07 billion compared to $1.11 billion, and included decreases in consumer, residential real estate, commercial real estate and commercial and industrial loans of $31.6 million, $8.9 million, $2.8 million and $2.7 million, respectively. The consumer loan portfolio is primarily comprised of indirect automobile loans and decreased as a result of the discontinuation of that product as of June 30, 2023. Excluding the $31.8 million decrease in indirect automobile loans, total loans decreased $12.8 million, or 1.2%. In total, $95.5 million of loans have paid off since December 31, 2023.
•Nonperforming loans to total loans was 0.19% at September 30, 2024, compared to 0.20% at December 31, 2023.
•Total deposits were $1.35 billion, an increase of $86.7 million, compared to $1.27 billion.
•Book value per share was $29.07, compared to $27.79 as of June 30, 2024 and $27.32 as of December 31, 2023.
•Tangible book value per share (Non-GAAP) was $27.16, compared to $25.83 as of June 30, 2024 and $25.23 as of December 31, 2023. The year-to-date change was due to an increase in stockholders’ equity primarily related to current period net income of $10.1 million and a $2.8 million decrease in accumulated other comprehensive loss, partially offset by the payment of $3.9 million in dividends since December 31, 2023.

EXHIBIT 99.1

Management Commentary
President and CEO John H. Montgomery commented, “Funding costs continued to increase from the prior period, maintaining pressure on our net interest margin. However, relief from this ongoing trend appears to be on the horizon with prevailing market deposit costs beginning to soften. Our balance sheet strategies and continued focus on quality, relationship-driven loan production continue to strengthen the fundamentals of our bank.
During the quarter, our loan portfolio decreased $12.9 million, or 1.2%, with the previously exited Indirect Lending Portfolio declining $10.4 million. Commercial real estate loans increased $5.6 million, while residential real estate loans declined $3.8 million, results that are consistent with the purposeful repositioning of our loan portfolio. Notably, our asset quality remains robust, with nonperforming loans remaining stable at $2.0 million (0.19% of total loans) from $2.2 million (0.20% of total loans) at year end 2023.
Overall, deposit movements continued during the quarter, shifting from non-interest and low interest-bearing accounts to higher-cost time deposits. Total deposits remained relatively stable, with a slight increase, largely due to growth in our interest-bearing demand deposits and time deposits.

During the quarter, we continued progress on our strategic initiatives by implementing our Specialty Treasury Payments & Services strategy. This strategy includes development of a platform that will provide Treasury Management payments, products and an exceptional client experience to our traditional Commercial Treasury Clients and Multiple Deposit Niche markets. This targeted Specialized Treasury Management program will allow us to enter into new markets with a proven and differentiated approach, focusing on specific industries that are deposit rich, need high levels of service, and require access to highly efficient money movement systems.

Additionally, we completed the construction and celebrated the opening of a state-of-the-art branch office in Uniontown, PA, continuing the service we have provided to Fayette County for many decades.

We are confident that sustained investment in our franchise, unwavering commitment to our long-term strategy, and dedication to providing an exceptional client experience will benefit all stakeholders.”

Dividend Declaration
The Company’s Board of Directors declared a $0.25 quarterly cash dividend per outstanding share of common stock, payable on or about November 29, 2024, to stockholders of record as of the close of business on November 15, 2024.

2024 Third Quarter Financial Review

Net Interest and Dividend Income
Net interest and dividend income increased $757,000, or 7.1%, to $11.5 million for the three months ended September 30, 2024 compared to $10.7 million for the three months ended September 30, 2023.
•Net Interest Margin (NIM) (GAAP) decreased to 3.11% for the three months ended September 30, 2024 compared to 3.13% for the three months ended September 30, 2023. Fully tax equivalent (FTE) NIM (Non-GAAP) decreased 2 basis points (“bps”) to 3.12% for the three months ended September 30, 2024 compared to 3.14% for the three months ended September 30, 2023.
•Interest and dividend income increased $3.9 million, or 24.6%, to $19.8 million for the three months ended September 30, 2024 compared to $15.9 million for the three months ended September 30, 2023.
◦Interest income on loans increased $896,000, or 6.4%, to $14.9 million for the three months ended September 30, 2024 compared to $14.0 million for the three months ended September 30, 2023. The average yield on loans increased 47 bps to 5.60% compared to 5.13% resulting in a $1.3 million increase in interest income on loans. The average balance of loans decreased $24.7 million to $1.06 billion from $1.09 billion, causing a $357,000 decrease in interest income on loans. The increase in loan yield has been driven by a reduction in lower yielding consumer loans due to the discontinuation of the indirect automobile loan product with the redeployment of those funds into higher yielding commercial loan products.
◦Interest income on taxable investment securities increased $2.3 million, or 249.9%, to $3.3 million for the three months ended September 30, 2024 compared to $940,000 for the three months ended September 30, 2023 driven by a 272 bp increase in average yield coupled with a $83.4 million increase in average balances. The increase in the average yield was the result of the Bank implementing a balance sheet repositioning strategy of its portfolio of available-for-sale securities during the fourth quarter of 2023. The Bank sold $69.3 million in market value of its lower yielding U.S. government agency, mortgage-backed and municipal securities with an average yield of 1.89% and purchased $69.3 million of higher yielding mortgage-backed and collateralized mortgage obligation securities with an average yield of 5.49%. The increase in volume was driven by a $99.9 million increase in the average balance of collateralized loan obligation (“CLO”) securities as the Bank executed a leverage strategy to purchase these assets funded with brokered certificates of deposits.
◦Interest income on interest-earning deposits at other banks increased $698,000 to $1.4 million for the three months ended September 30, 2024 compared to $750,000 for the three months ended September 30, 2023 driven by a $58.7 million increase in average balances, partially offset by a 51 bp decrease in the average yield. The volume increase was due in part to $30.5 million in cash received from the December 2023 sale of EU.
•Interest expense increased $3.1 million, or 60.9%, to $8.3 million for the three months ended September 30, 2024 compared to $5.2 million for the three months ended September 30, 2023.
◦Interest expense on deposits increased $3.1 million, or 66.1%, to $7.9 million for the three months ended September 30, 2024 compared to $4.8 million for the three months ended September 30, 2023. Rising market interest rates led to the repricing of interest-bearing demand and money market deposits and a shift in deposits from noninterest-bearing and interest-bearing demand deposits into money market and time deposits which resulted in a 93 bp, or 46.3%, increase in the average cost of interest-bearing deposits compared to the three months ended September 30, 2023. This accounted for a $2.4 million increase in interest expense. Additionally, interest-bearing deposit balances increased $130.0 million, or 13.9%, to $1.1 billion as of September 30, 2024 compared to $937.8 million as of September 30, 2023, accounting for a $716,000 increase in interest expense.
Provision for Credit Losses
The provision for credit losses recorded for the three months ended September 30, 2024 was a net recovery of $41,000. The provision for credit losses - loans was $25,000 and was primarily due to changes in qualitative factors partially offset by changes in loan portfolio concentrations and an improvement in loss rates. The provision for credit losses - unfunded commitments was a recovery of $66,000 and was due to a decrease in the unfunded commitments and in the loss rate on construction loans. This compared to a $406,000 provision for credit losses recorded for the three months ended September 30, 2023 and was required primarily due to loan growth coupled with a modeled slowdown in loan prepayment speeds.

Noninterest Income
Noninterest income decreased $1.2 million, or 48.9%, to $1.2 million for the three months ended September 30, 2024, compared to $2.4 million for the three months ended September 30, 2023. This decrease resulted primarily from a $1.4 million decrease in insurance commissions as no income was recognized for the three months ended September 30, 2024 due to the December 2023 sale of EU, compared to a full quarter of income recognized for the three months ended September 30, 2023.

Noninterest Expense
Noninterest expense decreased $705,000, or 7.4%, to $8.8 million for the three months ended September 30, 2024 compared to $9.5 million for the three months ended September 30, 2023. Salaries and benefits decreased $808,000, or 15.0%, to $4.6 million primarily due to no expense related to EU recognized for the three months ended September 30, 2024 due to the December 2023 sale, compared to $878,000 of expense recognized for the three months ended September 30, 2023, partially offset by merit increases and revenue producing staff additions. Intangible amortization decreased $181,000 as a portion of the Bank’s core deposit intangible was fully amortized in February 2024 and EU intangible amortization of $47,000 was realized during the three months ended September 30, 2023. Data processing expense increased $58,000 due to costs associated with the implementation of a new loan origination system and financial dashboard platform. Occupancy expense increased $57,000 due to $130,000 of environmental remediation costs related to a construction project on one of the Bank’s office locations, partially offset by $44,000 of EU occupancy expense realized during the three months ended September 30, 2023. Pennsylvania shares tax expense increased $48,000 due to a higher taxable base due to the increase in equity resulting from the sale of EU.

Statement of Financial Condition Review

Assets
Total assets increased $105.7 million, or 7.3%, to $1.6 billion at September 30, 2024, compared to $1.5 billion at December 31, 2023.
•Cash and due from banks increased $79.1 million, or 115.9%, to $147.3 million at September 30, 2024, compared to $68.2 million at December 31, 2023.

•Securities increased $63.8 million, or 30.8%, to $270.9 million at September 30, 2024, compared to $207.1 million at December 31, 2023. The securities balance was primarily impacted by the purchase of $69.8 million of CLO securities, partially offset by $10.7 million of principal repayments on amortizing securities.
Loans and Credit Quality
•Total loans decreased $44.6 million, or 4.0%, to $1.07 billion at September 30, 2024 compared to $1.11 billion at December 31, 2023. This was driven by decreases in consumer, residential real estate, commercial real estate and commercial and industrial loans of $31.6 million, $8.9 million, $2.8 million and $2.7 million, respectively, partially offset by increases in other loans and construction loans of $1.0 million and $399,000, respectively. The decrease in consumer loans resulted from a reduction in indirect automobile loan production due to rising market interest rates and the discontinuation of this product offering as of June 30, 2023. This portfolio is expected to continue to decline as resources are allocated and production efforts are focused on more profitable commercial products. In total, $95.5 million of loans have paid off since December 31, 2023.
•The allowance for credit losses (ACL) was $9.5 million at September 30, 2024 and $9.7 million at December 31, 2023. As a result, the ACL to total loans was 0.89% at September 30, 2024 and 0.87% at December 31, 2023. During the current year, the Company recorded a net recovery of credit losses of $114,000.
•Net charge-offs for the three months ended September 30, 2024 were $73,000, or 0.03% of average loans on an annualized basis. Net charge-offs for the three months ended September 30, 2023 were $109,000, or 0.04% of average loans on an annualized basis. Net charge-offs for the nine months ended September 30, 2024 were $123,000. Net recoveries for the nine months ended September 30, 2023 were $551,000 primarily due to recoveries totaling $750,000 related to a prior year $2.7 million charged-off commercial and industrial loan.
•Nonperforming loans, which include nonaccrual loans and accruing loans past due 90 days or more, were $2.0 million at September 30, 2024 and $2.2 million at December 31, 2023. Nonperforming loans to total loans ratio was 0.19% at September 30, 2024 and 0.20% at December 31, 2023.
Other
•Accrued interest and other assets increased $7.8 million or 32.1%, to $32.1 million at September 30, 2024, compared to $24.3 million at December 31, 2023 due primarily to a $6.0 million investment in a low-income housing tax credit project.

Total liabilities increased $96.3 million, or 7.3%, to $1.4 billion at September 30, 2024 compared to $1.3 billion at December 31, 2023.
Deposits
•Total deposits increased $86.7 million to $1.35 billion as of September 30, 2024 compared to $1.27 billion at December 31, 2023. Time deposits increased $136.5 million and money market deposits increased $19.7 million while interest-bearing demand, savings and non interest-bearing demand deposits decreased $36.5 million, $22.3 million and $10.7 million, respectively. Deposit changes were primarily the result of the current interest rate environment causing a shift in deposit products to higher priced money market and time deposits. Additionally, the Bank added $70.6 million of brokered certificates of deposit during the period. Brokered certificates of deposit totaled $99.6 million as of September 30, 2024 compared to $29.0 million at December 31, 2023, all mature within three months and were utilized to fund the purchase of floating rate CLO securities. At September 30, 2024, FDIC insured deposits totaled approximately 62.4% of total deposits while an additional 15.9% of total deposits were collateralized with investment securities.
Accrued Interest Payable and Other Liabilities
•Accrued interest payable and other liabilities increased $9.7 million, or 67.3%, to $24.1 million at September 30, 2024, compared to $14.4 million at December 31, 2023 primarily due to the purchase of $6.0 million of syndicated loans which were unfunded at the end of the period and a $5.4 million unfunded commitment related to a low-income housing tax credit project.

Stockholders’ Equity
Stockholders’ equity increased $9.3 million, or 6.7%, to $149.1 million at September 30, 2024, compared to $139.8 million at December 31, 2023. The key factor positively impacting stockholders’ equity was $10.1 million of net income for the current period and a $2.8 million decrease in accumulated other comprehensive loss, partially offset by the payment of $3.9 million in dividends since December 31, 2023.
Book value per share
Book value per common share was $29.07 at September 30, 2024 compared to $27.32 at December 31, 2023, an increase of $1.75.

Tangible book value per common share (Non-GAAP) was $27.16 at September 30, 2024, compared to $25.23 at December 31, 2023, an increase of $1.93.

Refer to “Explanation of Use of Non-GAAP Financial Measures” at the end of this Press Release.

About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services.
For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.communitybank.tv.

Statement About Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 223-8317

CB FINANCIAL SERVICES, INC. SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Dollars in thousands, except share and per share data) (Unaudited)

Selected Financial Condition Data	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23
Assets
Cash and Due From Banks	$147,325	$142,600	$73,691	$68,223	$52,597
Securities	270,881	268,769	232,276	207,095	172,904
Loans Held for Sale	428	632	200	—	—
Loans
Real Estate:
Residential	338,926	342,689	346,938	347,808	346,485
Commercial	464,354	458,724	470,430	467,154	466,910
Construction	43,515	44,038	44,323	43,116	41,874
Commercial and Industrial	108,554	112,395	103,313	111,278	100,873
Consumer	80,004	90,357	100,576	111,643	122,516
Other	30,402	30,491	30,763	29,397	23,856
Total Loans	1,065,755	1,078,694	1,096,343	1,110,396	1,102,514
Allowance for Credit Losses	(9,479)	(9,527)	(9,582)	(9,707)	(10,848)
Loans, Net	1,056,276	1,069,167	1,086,761	1,100,689	1,091,666
Premises and Equipment, Net	20,838	20,326	19,548	19,704	18,524
Bank-Owned Life Insurance	24,057	23,910	23,763	25,378	25,227
Goodwill	9,732	9,732	9,732	9,732	9,732
Intangible Assets, Net	88	353	617	958	2,177
Accrued Interest Receivable and Other Assets	32,116	24,770	26,501	24,312	26,665
Total Assets	$1,561,741	$1,560,259	$1,473,089	$1,456,091	$1,399,492

Liabilities
Deposits
Noninterest-Bearing Demand Accounts	$267,022	$269,964	$275,182	$277,747	$305,145
Interest-Bearing Demand Accounts	326,505	324,688	323,134	362,994	357,381
Money Market Accounts	220,789	229,998	208,375	201,074	189,187
Savings Accounts	172,354	179,081	190,206	194,703	207,148
Time Deposits	367,150	346,037	265,597	230,641	177,428
Total Deposits	1,353,820	1,349,768	1,262,494	1,267,159	1,236,289

Other Borrowings	34,708	34,698	34,688	34,678	34,668
Accrued Interest Payable and Other Liabilities	24,073	32,911	34,317	14,420	13,689
Total Liabilities	1,412,601	1,417,377	1,331,499	1,316,257	1,284,646

Stockholders’ Equity	149,140	142,882	141,590	139,834	114,846
Total Liabilities and Stockholders’ Equity	$1,561,741	$1,560,259	$1,473,089	$1,456,091	$1,399,492

(Dollars in thousands, except share and per share data) (Unaudited)

	Three Months Ended					Nine Months Ended
Selected Operating Data	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
Interest and Dividend Income:
Loans, Including Fees	$14,945	$14,670	$14,838	$14,804	$14,049	$44,453	$39,846
Securities:
Taxable	3,289	2,844	2,303	1,164	940	8,437	2,853
Tax-Exempt	—	—	—	33	41	—	124
Dividends	28	27	27	32	25	82	74
Other Interest and Dividend Income	1,511	1,398	818	872	819	3,727	2,424
Total Interest and Dividend Income	19,773	18,939	17,986	16,905	15,874	56,699	45,321
Interest Expense:
Deposits	7,892	7,065	5,991	5,336	4,750	20,948	11,097
Short-Term Borrowings	—	—	—	26	—	—	5
Other Borrowings	407	404	404	407	407	1,215	800
Total Interest Expense	8,299	7,469	6,395	5,769	5,157	22,163	11,902
Net Interest and Dividend Income	11,474	11,470	11,591	11,136	10,717	34,536	33,419
Provision (Recovery) for Credit Losses - Loans	25	12	(143)	(1,147)	291	(105)	863
(Recovery) Provision for Credit Losses - Unfunded Commitments	(66)	(48)	106	(273)	115	(9)	54
Net Interest and Dividend Income After Net (Recovery) Provision for Credit Losses	11,515	11,506	11,628	12,556	10,311	34,650	32,502
Noninterest Income:
Service Fees	451	354	415	460	466	1,220	1,359
Insurance Commissions	1	1	2	969	1,436	4	4,870
Other Commissions	104	22	62	60	94	188	462
Net Gain (Loss) on Sales of Loans	18	9	22	2	—	49	(3)
Net Gain (Loss) on Securities	245	(31)	(166)	(9,830)	(37)	49	(369)
Net Gain on Purchased Tax Credits	12	12	12	7	7	37	22
Gain on Sale of Subsidiary	138	—	—	24,578	—	138	—
Net Gain on Disposal of Premises and Equipment	—	—	274	—	—	274	11
Income from Bank-Owned Life Insurance	147	147	148	151	145	442	425
Net Gain on Bank-Owned Life Insurance Claims	—	—	915	—	—	915	303
Other Income	117	174	232	121	301	523	413
Total Noninterest Income	1,233	688	1,916	16,518	2,412	3,839	7,493
Noninterest Expense:
Salaries and Employee Benefits	4,561	4,425	4,576	6,224	5,369	13,563	15,679
Occupancy	755	940	749	810	698	2,444	2,188
Equipment	280	298	264	298	265	842	766
Data Processing	772	1,011	692	726	714	2,476	2,289
Federal Deposit Insurance Corporation Assessment	177	161	129	189	189	467	565
Pennsylvania Shares Tax	265	297	297	217	217	860	672
Contracted Services	431	390	281	299	286	1,102	868
Legal and Professional Fees	297	208	212	434	320	717	748
Advertising	141	78	129	158	114	348	268
Other Real Estate Owned (Income)	2	37	(23)	(36)	(8)	16	(80)
Amortization of Intangible Assets	264	264	341	430	445	870	1,336
Other Expense	837	875	781	1,016	878	2,492	2,718
Total Noninterest Expense	8,782	8,984	8,428	10,765	9,487	26,197	28,017
Income Before Income Tax Expense	3,966	3,210	5,116	18,309	3,236	12,292	11,978
Income Tax Expense	747	560	920	5,343	564	2,227	2,392
Net Income	$3,219	$2,650	$4,196	$12,966	$2,672	$10,065	$9,586

	Three Months Ended					Nine Months Ended
Per Common Share Data	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
Dividends Per Common Share	$0.25	$0.25	$0.25	$0.25	$0.25	$0.75	$0.75
Earnings Per Common Share - Basic	0.63	0.52	0.82	2.53	0.52	1.96	1.88
Earnings Per Common Share - Diluted	0.60	0.51	0.82	2.52	0.52	1.89	1.87

Weighted Average Common Shares Outstanding - Basic	5,137,586	5,142,139	5,129,903	5,119,184	5,115,026	5,136,546	5,112,223
Weighted Average Common Shares Outstanding - Diluted	5,346,750	5,152,657	5,142,286	5,135,997	5,126,546	5,328,610	5,118,279

	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23
Common Shares Outstanding	5,129,921	5,141,911	5,142,901	5,118,713	5,120,678
Book Value Per Common Share	$29.07	$27.79	$27.53	$27.32	$22.43
Tangible Book Value per Common Share (1)	27.16	25.83	25.52	25.23	20.10
Stockholders’ Equity to Assets	9.5%	9.2%	9.6%	9.6%	8.2%
Tangible Common Equity to Tangible Assets (1)	9.0	8.6	9.0	8.9	7.4

	Three Months Ended					Nine Months Ended
Selected Financial Ratios (2)	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
Return on Average Assets	0.84%	0.71%	1.17%	3.62%	0.75%	0.90%	0.91%
Return on Average Equity	8.80	7.58	12.03	44.99	9.03	9.45	10.98
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	133.26	135.69	137.07	138.67	139.65	135.28	143.07
Average Equity to Average Assets	9.54	9.36	9.72	8.04	8.32	9.54	8.33
Net Interest Rate Spread	2.36	2.44	2.67	2.56	2.54	2.48	2.80
Net Interest Rate Spread (FTE) (1)	2.38	2.46	2.68	2.57	2.55	2.50	2.81
Net Interest Margin	3.11	3.18	3.36	3.19	3.13	3.21	3.31
Net Interest Margin (FTE) (1)	3.12	3.19	3.37	3.21	3.14	3.22	3.32
Net Charge-Offs (Recoveries) to Average Loans	0.03	0.02	(0.01)	—	0.04	0.02	(0.07)
Efficiency Ratio	69.11	73.89	62.40	38.93	72.26	68.27	68.48

Asset Quality Ratios	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23
Allowance for Credit Losses to Total Loans	0.89%	0.88%	0.87%	0.87%	0.98%
Allowance for Credit Losses to Nonperforming Loans (3)	463.07	513.03	437.73	433.35	330.13
Delinquent and Nonaccrual Loans to Total Loans (4)	0.98	0.53	0.63	0.62	0.73
Nonperforming Loans to Total Loans (3)	0.19	0.17	0.20	0.20	0.30
Nonperforming Assets to Total Assets (5)	0.14	0.13	0.15	0.16	0.23

Capital Ratios (6)	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23
Common Equity Tier 1 Capital (to Risk Weighted Assets)	14.79%	14.62%	14.50%	13.64%	12.77%
Tier 1 Capital (to Risk Weighted Assets)	14.79	14.62	14.50	13.64	12.77
Total Capital (to Risk Weighted Assets)	15.76	15.61	15.51	14.61	13.90
Tier 1 Leverage (to Adjusted Total Assets)	9.96	9.98	10.28	10.19	9.37
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2)    Interim period ratios are calculated on an annualized basis.
(3)    Nonperforming loans consist of all nonaccrual loans and accruing loans that are 90 days or more past due.
(4)    Delinquent loans consist of accruing loans that are 30 days or more past due.
(5)    Nonperforming assets consist of nonperforming loans and other real estate owned.
(6)    Capital ratios are for Community Bank only.
Certain items previously reported may have been reclassified to conform with the current reporting period’s format.

AVERAGE BALANCES AND YIELDS

	Three Months Ended
	September 30, 2024			June 30, 2024			March 31, 2024			December 31, 2023			September 30, 2023
	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,063,946	$14,987	5.60%	$1,076,455	$14,711	5.50%	$1,087,889	$14,877	5.50%	$1,098,284	$14,840	5.36%	$1,088,691	$14,081	5.13%
Debt Securities
Taxable	288,208	3,289	4.56	266,021	2,844	4.28	235,800	2,303	3.91	206,702	1,164	2.25	204,848	940	1.84
Tax-Exempt	—	—	—	—	—	—	—	—	—	4,833	42	3.48	6,013	52	3.46
Equity Securities	2,693	28	4.16	2,693	27	4.01	2,693	27	4.01	2,693	32	4.75	2,693	25	3.71
Interest-Earning Deposits at Banks	111,131	1,448	5.21	101,277	1,313	5.19	58,887	733	4.98	67,450	808	4.79	52,466	750	5.72
Other Interest-Earning Assets	3,108	63	8.06	3,154	85	10.84	3,235	85	10.57	3,387	64	7.50	3,292	69	8.32
Total Interest-Earning Assets	1,469,086	19,815	5.37	1,449,600	18,980	5.27	1,388,504	18,025	5.22	1,383,349	16,950	4.86	1,358,003	15,917	4.65
Noninterest-Earning Assets	57,602			53,564			54,910			38,464			52,885
Total Assets	$1,526,688			$1,503,164			$1,443,414			$1,421,813			$1,410,888
Liabilities and Stockholders' Equity:
Interest-Bearing Liabilities:
Interest-Bearing Demand Accounts	$316,301	$1,923	2.42%	$325,069	$1,858	2.30%	$334,880	$1,794	2.15%	$362,018	$1,965	2.15%	$363,997	$2,003	2.18%
Money Market Accounts	217,148	1,726	3.16	214,690	1,646	3.08	203,867	1,514	2.99	205,060	1,441	2.79	187,012	1,141	2.42
Savings Accounts	175,753	46	0.10	184,944	52	0.11	191,444	59	0.12	200,737	57	0.11	212,909	54	0.10
Time Deposits	358,498	4,197	4.66	308,956	3,509	4.57	248,118	2,624	4.25	193,188	1,873	3.85	173,832	1,552	3.54
Total Interest-Bearing Deposits	1,067,700	7,892	2.94	1,033,659	7,065	2.75	978,309	5,991	2.46	961,003	5,336	2.20	937,750	4,750	2.01
Short-Term Borrowings	—	—	—	2	—	—	—	—	—	1,902	26	5.42	—	—	—
Other Borrowings	34,702	407	4.67	34,692	404	4.68	34,682	404	4.69	34,673	407	4.66	34,662	407	4.66
Total Interest-Bearing Liabilities	1,102,402	8,299	2.99	1,068,353	7,469	2.81	1,012,991	6,395	2.54	997,578	5,769	2.29	972,412	5,157	2.10
Noninterest-Bearing Demand Deposits	263,650			272,280			278,691			305,789			312,016
Total Funding and Cost of Funds	1,366,052		2.42	1,340,633		2.24	1,291,682		1.99	1,303,367		1.76	1,284,428		1.59
Other Liabilities	15,043			21,867			11,441			4,119			9,025
Total Liabilities	1,381,095			1,362,500			1,303,123			1,307,486			1,293,453
Stockholders' Equity	145,593			140,664			140,291			114,327			117,435
Total Liabilities and Stockholders' Equity	$1,526,688			$1,503,164			$1,443,414			$1,421,813			$1,410,888
Net Interest Income (FTE) (Non-GAAP) (3)		$11,516			$11,511			$11,630			$11,181			$10,760
Net Interest-Earning Assets (4)	366,684			381,247			375,513			385,771			385,591
Net Interest Rate Spread (FTE) (Non-GAAP) (3) (5)			2.38%			2.46%			2.68%			2.57%			2.55%
Net Interest Margin (GAAP) (6)			3.11			3.18			3.36			3.19			3.13
Net Interest Margin (FTE) (Non-GAAP) (3)(6)			3.12			3.19			3.37			3.21			3.14
(1)    Annualized based on three months ended results.
(2)    Net of the allowance for credit losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable.
(3)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(4)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

AVERAGE BALANCES AND YIELDS

	Nine Months Ended
	September 30, 2024			September 30, 2023
	Average Balance	Interest and Dividends	Yield /Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,076,052	$44,571	5.53%	$1,069,729	$39,924	4.99%
Debt Securities
Taxable	263,433	8,437	4.27	209,069	2,853	1.82
Exempt From Federal Tax	—	—	—	6,154	157	3.40
Marketable Equity Securities	2,693	82	4.06	2,693	74	3.66
Interest-Earning Deposits at Banks	90,507	3,493	5.15	60,474	2,276	5.02
Other Interest-Earning Assets	3,166	234	9.87	2,905	148	6.81
Total Interest-Earning Assets	1,435,851	56,817	5.29	1,351,024	45,432	4.50
Noninterest-Earning Assets	55,366			51,018
Total Assets	$1,491,217			$1,402,042

Liabilities and Stockholders' Equity:
Interest-Bearing Liabilities:
Interest-Bearing Demand Accounts	$325,383	$5,576	2.29%	$351,379	$4,776	1.82%
Savings Accounts	184,017	157	0.11	226,686	145	0.09
Money Market Accounts	211,921	4,885	3.08	198,243	3,113	2.10
Time Deposits	305,386	10,330	4.52	143,881	3,063	2.85
Total Interest-Bearing Deposits	1,026,707	20,948	2.73	920,189	11,097	1.61
Short-Term Borrowings	1	—	—	604	5	1.11
Other Borrowings	34,692	1,215	4.68	23,516	800	4.55
Total Interest-Bearing Liabilities	1,061,400	22,163	2.79	944,309	11,902	1.69
Noninterest-Bearing Demand Deposits	271,511			333,356
Total Funding and Cost of Funds	1,332,911		2.22	1,277,665		1.25
Other Liabilities	16,045			7,655
Total Liabilities	1,348,956			1,285,320
Stockholders' Equity	142,261			116,722
Total Liabilities and Stockholders' Equity	$1,491,217			$1,402,042
Net Interest Income (FTE) (Non-GAAP) (3)		34,654			33,530
Net Interest-Earning Assets (4)	374,451			406,715
Net Interest Rate Spread (FTE) (Non-GAAP) (3)(5)			2.50%			2.81%
Net Interest Margin (FTE) (Non-GAAP) (3)(6)			3.22			3.32
(1)    Annualized based on nine months ended results.
(2)    Net of the allowance for credit losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable.
(3)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(4)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

Explanation of Use of Non-GAAP Financial Measures
In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this Press Release contains or references, certain Non-GAAP financial measures. We believe these Non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these Non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with similar Non-GAAP measures which may be presented by other companies. Where Non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.

	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23
(Dollars in thousands, except share and per share data) (Unaudited)

Total Assets (GAAP)	$1,561,741	$1,560,259	$1,473,089	$1,456,091	$1,399,492
Goodwill and Intangible Assets, Net	(9,820)	(10,085)	(10,349)	(10,690)	(11,909)
Tangible Assets (Non-GAAP) (Numerator)	$1,551,921	$1,550,174	$1,462,740	$1,445,401	$1,387,583
Stockholders' Equity (GAAP)	$149,140	$142,882	$141,590	$139,834	$114,846
Goodwill and Intangible Assets, Net	(9,820)	(10,085)	(10,349)	(10,690)	(11,909)
Tangible Common Equity or Tangible Book Value (Non-GAAP) (Denominator)	$139,320	$132,797	$131,241	$129,144	$102,937
Stockholders’ Equity to Assets (GAAP)	9.5%	9.2%	9.6%	9.6%	8.2%
Tangible Common Equity to Tangible Assets (Non-GAAP)	9.0%	8.6%	9.0%	8.9%	7.4%
Common Shares Outstanding (Denominator)	5,129,921	5,141,911	5,142,901	5,118,713	5,120,678
Book Value per Common Share (GAAP)	$29.07	$27.79	$27.53	$27.32	$22.43
Tangible Book Value per Common Share (Non-GAAP)	$27.16	$25.83	$25.52	$25.23	$20.10

	Three Months Ended					Nine Months Ended
	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
(Dollars in thousands) (Unaudited)

Net Income (GAAP)	$3,219	$2,650	$4,196	$12,966	$2,672	$10,065	$9,586
Amortization of Intangible Assets, Net	264	264	341	430	445	870	1,336
Adjusted Net Income (Non-GAAP) (Numerator)	$3,483	$2,914	$4,537	$13,396	$3,117	$10,935	$10,922
Annualization Factor	3.98	4.02	4.02	3.97	3.97	1.34	1.34
Average Stockholders' Equity (GAAP)	$145,593	$140,664	$140,291	$114,327	$117,435	$142,261	$116,722
Average Goodwill and Intangible Assets, Net	(9,987)	(10,242)	(10,553)	(11,829)	(12,185)	(10,260)	(12,627)
Average Tangible Common Equity (Non-GAAP) (Denominator)	$135,606	$130,422	$129,738	$102,498	$105,250	$132,001	$104,095
Return on Average Equity (GAAP)	8.80%	7.58%	12.03%	44.99%	9.03%	9.45%	10.98%
Return on Average Tangible Common Equity (Non-GAAP)	10.22%	8.99%	14.07%	51.85%	11.75%	11.07%	14.03%

	Three Months Ended					Nine Months Ended
	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
(Dollars in thousands) (Unaudited)

Interest Income (GAAP)	$19,773	$18,939	$17,986	$16,905	$15,874	$56,699	$45,321
Adjustment to FTE Basis	42	41	39	45	43	118	111
Interest Income (FTE) (Non-GAAP)	19,815	18,980	18,025	16,950	15,917	56,817	45,432
Interest Expense (GAAP)	8,299	7,469	6,395	5,769	5,157	22,163	11,902
Net Interest Income (FTE) (Non-GAAP)	$11,516	$11,511	$11,630	$11,181	$10,760	$34,654	$33,530

Net Interest Rate Spread (GAAP)	2.36%	2.44%	2.67%	2.56%	2.54%	2.48%	2.80%
Adjustment to FTE Basis	0.02	0.02	0.01	0.01	0.01	0.02	0.01
Net Interest Rate Spread (FTE) (Non-GAAP)	2.38%	2.46%	2.68%	2.57%	2.55%	2.50%	2.81%

Net Interest Margin (GAAP)	3.11%	3.18%	3.36%	3.19%	3.13%	3.21%	3.31%
Adjustment to FTE Basis	0.01	0.01	0.01	0.02	0.01	0.01	0.01
Net Interest Margin (FTE) (Non-GAAP)	3.12%	3.19%	3.37%	3.21%	3.14%	3.22%	3.32%

	Three Months Ended					Nine Months Ended
	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
(Dollars in thousands) (Unaudited)

Income Before Income Tax Expense (GAAP)	$3,966	$3,210	$5,116	$18,309	$3,236	$12,292	$11,978
Net (Recovery) Provision for Credit Losses	(41)	(36)	(37)	(1,420)	406	(114)	917
Adjustments
Net (Gain) Loss on Securities	(245)	31	166	9,830	37	(49)	369
Gain on Sale of Subsidiary	(138)	—	—	(24,578)	—	(138)	—
Net Gain on Disposal of Premises and Equipment	—	—	(274)	—	—	(274)	(11)
Net Gain on Bank-Owned Life Insurance Claims	—	—	(915)	—	—	(915)	(303)
Adjusted PPNR (Non-GAAP) (Numerator)	$3,542	$3,205	$4,056	$2,141	$3,679	$10,802	$12,950
Annualization Factor	3.98	4.02	4.02	3.97	3.97	1.34	1.34
Average Assets (Denominator)	$1,526,688	$1,503,164	$1,443,414	$1,421,813	$1,410,888	$1,491,217	$1,402,042
Adjusted PPNR Return on Average Assets (Non-GAAP)	0.92%	0.86%	1.13%	0.60%	1.04%	0.97%	1.24%

	Three Months Ended					Nine Months Ended
	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
(Dollars in thousands, except share and per share data) (Unaudited)

Net Income (GAAP)	$3,219	$2,650	$4,196	$12,966	$2,672	$10,065	$9,586

Adjustments
Net (Gain) Loss on Securities	(245)	31	166	9,830	37	(49)	369
Gain on Sale of Subsidiary	(138)	—	—	(24,578)	—	(138)	—
Net Gain on Disposal of Premises and Equipment	—	—	(274)	—	—	(274)	(11)
Net Gain on Bank-Owned Life Insurance Claims	—	—	(915)	—	—	(915)	(303)
Tax effect	90	(7)	23	4,843	(8)	107	(75)
Adjusted Net Income (Non-GAAP)	$2,926	$2,674	$3,196	$3,061	$2,701	$8,796	$9,566
Weighted-Average Diluted Common Shares and Common Stock Equivalents Outstanding	5,346,750	5,152,657	5,142,286	5,135,997	5,126,546	5,328,610	5,118,279
Earnings per Common Share - Diluted (GAAP)	$0.60	$0.51	$0.82	$2.52	$0.52	$1.89	$1.87
Adjusted Earnings per Common Share - Diluted (Non-GAAP)	$0.55	$0.52	$0.62	$0.60	$0.53	$1.65	$1.87
Net Income (GAAP) (Numerator)	$3,219	$2,650	$4,196	$12,966	$2,672	$10,065	$9,586
Annualization Factor	3.98	4.02	4.02	3.97	3.97	1.34	1.34
Average Assets (Denominator)	1,526,688	1,503,164	1,443,414	1,421,813	1,410,888	1,491,217	1,402,042
Return on Average Assets (GAAP)	0.84%	0.71%	1.17%	3.62%	0.75%	0.90%	0.91%
Adjusted Net Income (Non-GAAP) (Numerator)	$2,926	$2,674	$3,196	$3,061	$2,701	$8,796	$9,566
Annualization Factor	3.98	4.02	4.02	3.97	3.97	1.34	1.34
Average Assets (Denominator)	1,526,688	1,503,164	1,443,414	1,421,813	1,410,888	1,491,217	1,402,042
Adjusted Return on Average Assets (Non-GAAP)	0.76%	0.72%	0.89%	0.85%	0.76%	0.79%	0.91%

	Three Months Ended					Nine Months Ended
	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
(Dollars in thousands) (Unaudited)

Net Income (GAAP) (Numerator)	$3,219	$2,650	$4,196	$12,966	$2,672	$10,065	$9,586
Annualization Factor	3.98	4.02	4.02	3.97	3.97	1.34	1.34
Average Equity (GAAP) (Denominator)	145,593	140,664	140,291	114,327	117,435	142,261	116,722
Return on Average Equity (GAAP)	8.80%	7.58%	12.03%	44.99%	9.03%	9.45%	10.98%
Adjusted Net Income (Non-GAAP) (Numerator)	$2,926	$2,674	$3,196	$3,061	$2,701	$8,796	$9,566
Annualization Factor	3.98	4.02	4.02	3.97	3.97	1.34	1.34
Average Equity (GAAP) (Denominator)	145,593	140,664	140,291	114,327	117,435	142,261	116,722
Adjusted Return on Average Equity (Non-GAAP)	8.00%	7.65%	9.16%	10.62%	9.12%	8.26%	10.96%